UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

6801 Los Trechos NE, Albuquerque New Mexico  87109
(Address of principal executive offices)                   (Zip Code)

(505) 264-0600
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On November 10, 2010, the registrant engaged Stark Schenkein, LLP (“StarkSchenkein") to serve as the registrant’s independent registered public accounting firm for the fiscal quarter reviews for the year ending July 31, 2011 and the audit for the fiscal year then-ending.  The board of directors of the registrant approved this action.

During the registrant’s fiscal years ended July 31, 2010 and 2009 and the period through November 10, 2010, the period prior to the engagement of StarkSchenkein, neither the registrant nor anyone on its behalf consulted StarkSchenkein regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant’s financial statements.  Further, StarkSchenkein has not provided written or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing or financial reporting issues.

The registrant has requested that StarkSchenkein review this Current Report on Form 8-K and provided StarkSchenkein with the opportunity to furnish a letter addressed to the SEC containing any new information, clarification of the registrant’s reviews, or the respects in which it does not agree with the statements herein.  StarkSchenkein has advised that it has reviewed this Form 8-K and has no need to submit a letter in accordance with Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
November 15, 2010	By: /s/ Armando Garcia Armando Garcia, President